Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of RJ Private Credit Income Fund of our report dated October 14, 2025, relating to the financial statements of RJ Private Credit Income Fund, which appears in such Registration Statement. We also consent to the references to us under the headings “Financial Statements” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida

October 14, 2025